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                                                                   EX-99.B(h)(4)

                     TRANSFER AGENCY AND SERVICE AGREEMENT
                     -------------------------------------

                                   SCHEDULE A

                           WELLS FARGO VARIABLE TRUST


                             Asset Allocation Fund
                              Corporate Bond Fund
                               Equity Income Fund
                               Equity Value Fund
                                  Growth Fund
                           International Equity Fund
                           Large Company Growth Fund
                               Money Market Fund
                             Small Cap Growth Fund
                          Specialized Technology Fund


September 20, 1999, as amended February 6, 2001.

The parties to this Agreement last approved the Funds listed in the Appendix as of February 6, 2001.


WELLS FARGO VARIABLE TRUST                BOSTON FINANCIAL DATA SERVICES, INC.

BY: /s/ C. David Messman                  BY: /s/ Lynda Kaplan
   ----------------------------              ---------------------------------
   C. David Messman                          Lynda Kaplan
   Secretary                                 Division Vice President

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